                                                                   EXHIBIT 10.11


                               SUMMARY IN ENGLISH

   Term Loan Offer, dated March 28,2000, from National Bank of Canada to EXFO
     Electro-Optical Engineering, Inc., as accepted by EXFO Electro-Optical
                         Engineering on April 3, 2000.


PARTIES:                 National Bank of Canada ("NBC") and EXFO
                         Electro-Optical Engineering Inc.

PURPOSE: The term loan (the "Loan") is granted in connection the project (the "Project") consisting of the acquisition by EXFO of the immovable property located at 400 Godin Avenue in Vanier, Quebec, Canada and the development and improvement of said property. The overall cost of the Project is estimated at C$6,800,000, out of which C$1,800,000 is to be financed out of EXFO's working capital. No substantial changes can be made to the Project without the prior written consent of NBC.

CREDIT FACILITIES:       The agreement provides for a term loan bearing variable
                         interest rate in the amount of C$5,000,000 to be used by EXFO prior to September 30,2000 in one or three disbursements. After that date, any sum which will not have been advanced to EXFO will cease being available to EXFO and NBC shall have no further obligation towards EXFO with respect to any such sum.

TERM: The term (the "Term") of the Loan may vary from 1 to 5 years.

INTEREST RATE:           The term loan shall bear interest at the Canadian prime
                         rate of NBC plus 0.5%. Such interest shall become payable on the 26th day of each month starting on the 26th day of the month immediately following the unique or final disbursement of the loan, as the case may be.

OPTION OF EXFO TO CONVERT THE LOAN BEARING VARIABLE INTEREST RATE INTO A LOAN BEARING A FIXED RATE:

                         Following the unique or final disbursement, as the case may be, and subject to the prior approval of NBC, EXFO shall have the option to convert the term loan bearing variable interest rate into a term loan bearing fixed interest rate upon a two business day notice to NBC. The fixed interest rate shall be established on the conversion date and shall be equal to the fixed interest rate offered by NBC on the date of conversion. The term of the term loan bearing fixed interest rate shall be at least one year and at most five years, but in no event shall exceed the Term. At the expiration of the term of the term loan bearing fixed interest rate, EXFO shall have the option to renew such loan at the same conditions subject to the prior approval of NBC. In the event EXFO decides not to exercise its option to renew the term loan bearing fixed interest rate, the loan will resume being a term loan bearing variable interest rate at the conditions described above.

SECURITIES GRANTED BY EXFO:

                         - An immovable hypothec of first rank in the amount of $5,000,000 on the immovable property located at 400 Godin Avenue in Vanier, Quebec, Canada.

                         - Guarantee related to the insurance policy covering the movables and immovables properties on which NBC has a secured interest.

PAYMENT OF THE LOAN:     EXFO shall reimburse the principal of the loan on
                         a amortization basis of 120 months through equal and consecutive monthly payments of C$41,666.67 payable on the 26th of each month.

CONDITIONS TO BE MET BY EXFO PRIOR TO DISBURSEMENT:

                         -    Signing by EXFO of all documents required by NBC.

                         -    Registration of all the securities granted to NBC.

                         - Remittance by EXFO to NBC of all documents related to the Project.

                         - Remittance by EXFO to NBC of an environmental questionnaire to the entire satisfaction of NBC.

                         - Remittance by EXFO to NBC of an evaluation report confirming that the market value of the immovable property and the development and improvement of said property is of a minimal amount of C$6,800,000.

                         - Remittance by EXFO to NBC of a localisation certificate to the entire satisfaction of NBC.

COVENANTS OF EXFO:

                         - Use the proceeds of the loan in conformity with the Term Loan Offer.

                         - Carry on its business diligently and without interruption.

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                         -    Maintain the books and accounting records in
                              conformity with the General accepted accounting principles.

                         - Remit to NBC its annual consolidated financial statements within 90 days after the year end.

                         - Remit to NBC its monthly consolidated financial statements 20 days after the end of each month.

                         - Permit NBC or its representative to access the premises and examine the books and records of EXFO.

                         - Maintain a proper insurance coverage for damages related to fire and any other risk generally covered for businesses of the same nature and importance.

                         - Pay all taxes and other charges of every nature which may be imposed and which payment is guaranteed by a priority or legal hypothec.

                         - Remit to NBC the proof of payment of the municipal taxes.

                         - Comply with applicable laws, orders, instructions and licenses of an environmental nature.

NEGATIVE COVENANTS OF EXFO:

                         Without the prior written approval of NBC, EXFO accepts and agrees not to do the following:

                         - Substantially modify the nature of its operations or of its business.

                         - Allow the control of the business, which is presently held by GEXFO Investissements Technologiques inc., G.Lamonde Investissements Financiers inc. and Fiducie Germain Lamonde, to be modified.

                         - Merge with another business or undertake any procedures for its dissolution or liquidation.

                         - Grant securities on any of its movable or immovable properties.

                         -    Grant loans to its officers, directors,
                              shareholders or related persons other than in the normal course of business.

                         - Grant a subsidy, a surety or any other guarantee to any third person.

                         - Declare dividends on its shares, other than those budgeted.

                         -    Buy or redeem shares of its share capital.

EVENTS OF DEFAULT BY EXFO:


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                         -    Failure to perform any obligations stipulated in
                              the Term Loan Offer.

                         - Cease to carry on the business, change the nature of its operations or modify the acquisition project described herein above without the prior written consent of NBC.

                         -    Bankruptcy, insolvency, dissolution or winding-up.

                         - If the movable and immovable properties of EXFO are subject to a seizure by creditor, a trustee, or a liquidator, or are subject to a prior notice of the exercise of a hypothecary right.

                         - Any representation or warranty is false or incorrect.

                         - If EXFO is in default pursuant to any agreements with NBC or any other financial institution, or any other creditor having rights against the immovables or movables properties of EXFO.

GOVERNING LAW:           Laws of the Province of Quebec, Canada.


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[LOGO]

Quebec, le 28 mars 2000

EXFO INGENIERIE ELECTRO-OPTIQUE INC
465, avenue Godin
Vanier, Quebec
G1M 3G7
A l'attention de Monsieur Germain Lamonde, president

-----------------------------------------------------
Objet: Offre de financement a terme $5,000,000.00
-----------------------------------------------------

Monsieur Lamonde,

     La Banque Nationale du Canada (la "Banque") convient de mettre a la disposition de EXFO INGENIERIE ELECTRO-OPTIQUE INC (l'"Emprunteur"), le financement a terme decrit aux presentes, sujet aux termes et conditions ci-apres enonces, a savoir:

FINANCEMENT A TERME $5,000,000.00

LE CREDIT

Sujet aux dispositions des presentes, la Banque met a la disposition de l'Emprunteur, un pret a terme au montant de $5,000,000.00 en dollars canadiens pour financer 78 % maximum de la valeur de l'immeuble 400, ave Godin, Vanier, Quebec de $5,300,000 et 60 % maximum des amenagement $1,500,000.00.

DESCRIPTION DU PROJET

Le projet soumis par l'Emprunteur et dans lequel s'insere le present credit (le "Projet") se resume comme suit:

UTILISATION DES FONDS                                             %
financement de l'acquisition des
biens suivants:
  terrain(s) batisse(s):                    $5,300,000.00          78%
  amenagements:                             $1,500,000.00          22%

Total:                                      $6,800,000.00         100%
                                            =============         ====

PROVENANCE DES FONDS
  fonds de roulement de l'Emprunteur        $1,800,000.00          26%
  financement de la Banque:                 $5,000,000.00          74%

Total:                                      $6,800,000.00         100%
                                            =============         ====


                                     [LOGO]

MODIFICATIONS ET COUT DU PROJET

Aucun changement significatif ne devra etre apporte au Projet sans le consentement prealable ecrit de la Banque. Les fonds provenant de d'autres sources que la Banque devront etre verses et utilises avant le present credit a terme. Tout excedent dans les couts ci-dessus mentionnes devra etre supporte par les actionnaires ou associes de l'Emprunteur, selon le cas, et/ou ses compagnies ou societes affiliees.

TERME

Le pret est consenti pour un terme de 1 a 5 ans.

TAUX D'INTERET

Le present pret a taux variable portera interet, a compter du deboursement et jusqu'a parfait paiement, au taux de base canadien de la Banque majore de .50 %. Les interets sont payables mensuellement le 26ieme jour de chaque mois a compter du 26ieme jour du mois suivant le debourse.

OPTION DE CONVERSION A TAUX FIXE

(applicable au pret a terme a taux variable)
Option: convertible a taux fixe et sujet a la disponibilite des fonds).

Suite au deboursement unique ou au dernier deboursement, selon le cas, l'Emprunteur aura l'option de convertir, en totalite, son credit a terme a taux variable en credit a terme a taux fixe moyennant un preavis d'au moins 2 jours ouvrables a la Banque et sujet aux conditions suivantes:

-- le taux d'interet fixe sera etabli a la date de conversion et sera egal au taux offert par la Banque a la date de la conversion soit le cout des fonds majore de 2.00 %, avec interet au meme taux sur toute somme en arrerages;

-- la periode au taux fixe sera d'au moins 1 an et d'au plus 5 ans sans exceder le terme du present credit;

--  les interets seront payables mensuellement le 26e jour de chaque mois;

-- a l'echeance de la periode au taux fixe choisie par l'Emprunteur et moyennant un preavis de 2 jours ouvrables, l'option a taux fixe peut etre renouvelee par l'Emprunteur sujet aux conditions des presentes, sinon le taux d'interet en vigueur sera le taux variable prevu au sous-paragraphe intitule "Pret a terme a taux variable" ci-dessus.

-- les conversions ou renouvellements a taux fixe sont conditionnels a l'acceptation de la Banque et sujets a la disponibilite des fonds.

DEBOURSEMENT

L'emprunteur utilisera le montant mis a sa disposition au moyen d'un maximum de trois deboursements progressifs correspondants a 78 % de l'immeuble et 60 % des amenagements, avant taxes, le ou avant le 30 septembre 2000, en satisfaisant aux conditions enumerees aux presentes et en signant tout ecrit qui peut raisonnablement etre demande par la Banque, incluant, sans limitation un billet a terme. Toute somme qui, en vertu du present credit, n'aura pas ete avancee a l'Emprunteur a cette date, cessera alors d'etre disponible a l'Emprunteur et la Banque n'aura plus aucune obligation d'avancer telle somme a l'Emprunteur.

REMBOURSEMENT

L'Emprunteur remboursera le capital du present pret a terme sur une base d'amortissement de 120 mois, au moyen de versements mensuels egaux et consecutifs de $ 41,666.67, lesquels versements sont payables le 26e jour de chaque mois, a compter du mois suivant le dernier deboursement. Le solde en capital, interets, frais et accessoires du pret devra etre rembourse en totalite lors du dernier versement, a savoir, a la date d'echeance du terme sans autre avis ni mise en dermeure.

REMBOURSEMENT PAR ANTICIPATION

PRET A TERME A TAUX VARIABLE

L'Emprunteur pourra rembourser, en tout temps et sans penalite, la totalite ou une partie de sont pret a terme a taux variable, a condition que le remboursement provienne de ses revenus d'operation ou du produit de l'emission de son capital-actions. Si le remboursement provient de toute autre source, une penalite de 3 mois d'interet sur le capital rembourse sera alors exigible et retenue par la Banque a meme le remboursement. Les remboursements partiels seront appliques aux derniers versements de capital et/ou d'interet ou sur toute autre somme due par l'Emprunteur, et ce, a la discretion de la Banque.

PRET A TERME A TAUX FIXE

L'Emprunteur ne pourra rembourser par anticipation, en tout ou en partie, le pret a terme a taux fixe faisant l'objet des presentes. Toutefois, si en vertu de la loi ou autrement, l'Emprunteur etait autorise a effectuer un remboursement par antcipation, alors celui-ci s'engage a payer a la Banque, en meme temps que le remboursement, une somme egale au plus eleve des deux montants suivants soit:

i) trois mois d'interet, calcule sur le montant du remboursement et au taux d'interet du pret;

                                       OU

ii) la perte d'interet sur le capital rembourse par anticipation pendant la periode a courir entre la date du remboursement et la date d'echeance du pret, au taux de l'ecart entre le taux du pret en cours et le taux en vigueur a la Banque a la date du remboursement pour un nouveau pret de meme nature.

La somme payable en vertu du present paragraphe a notamment pour but de compenser la Banque pour la perte de revenus qu'elle subit en raison d'un remboursement avant echeance. Cette somme sera egalement payable si le remboursement est effectue a la suite d'une demande de paiement fondee sur un cas de defaut prevu aux presentes.

SURETES

L'Emprunteur s'engage a ce que l'accomplissement de toutes ses obligations, presentes et futures, envers la Banque incluant, sans limitation, le remboursement des avances consenties en vertu des presentes, le paiement des interets, frais et accessoires prevus aux presentes et aux documents de surete, soit en tout temps garantie par les suretes suivantes, le tout selon la documentation en usage a la Banque et a la satisfaction de cette derniere, a savoir:

Suretes par l'Emprunteur

-- Garantie hypothecaire de premier rang au montant de $5,000,000 et affectant l'immeuble de l'Emprunteur situe 400, avenue Godin, Vanier, Qc.

-- Garantie relative aux polices d'assurances couvrant les biens donnees en garantie a la Banque jusqu'a concurrence de leur pleine valeur assurable;

-- Avenant designant la Banque a titre de beneficiaire de tous les droits, titres et interets dans les benefices et indemnites d'assurance couvrant les biens donnes en garantie a la Banque jusqu'a concurrence de leur pleine valeur assurable.

REPRESENTATIONS ET GARANTIES

L'Emprunteur represente et garantit a la Banque que:

-- il est une entreprise validement constituee, immatriculee et organisee, en regle avec les lois qui le regissent et il detient les pouvoirs, permis et licences necessaires a l'exploitation de son entreprise et a la possession, gestion et administration de ses biens;

-- il n'y a pas de changement defavorable significatif au niveau de sa situation financiere depuis la date des ses derniers etats financiers dates du 31 decembre 1999, remis a la Banque. Ces etats representaient fidelement, a la date de leur confection, sa situation financiere. Ce dernier ne prevoit encourir aucun passif important qui n'aurait pas deja ete divulgue a la Banque;

-- il n'est implique dans aucun litige ou procedure judiciaire susceptible d'affecter de facon significative sa situation financiere ou sa capacite d'exploiter son entreprise;

-- il possede un titre bon et de bonne valeur marchande a l'egard de tous ses biens et proprietes et ceux-ci sont libres de toute priorite, hypotheque, charge ou autre affectation similaire autre que les hypotheques et autres charges consenties anterieurement a la Banque;

-- il n'est pas en defaut en vertu des contrats auxquels il est partie ou de la legislation et de la reglementation applicables a l'exploitation de son entreprise ou a ses biens, incluant, sans limitation, toutes exigences environnementales; et

-- toute taxe, cotisation, prelevement, impot ou autre redevance dont le paiement est garanti par priorite ou hypotheque legale a ete paye par l'Emprunteur, sans subrogation ni consolidation.

CONDITIONS PREALABLES AU DEBOURSEMENT DES FONDS

Avant tout deboursement du present credit, les conditions suivantes devront avoir ete remplies a la satisfaction de la Banque, a savoir:

-- l'Emprunteur et la(les) caution(s), le cas echeant, devront avoir satisfait a toutes les conditions des presentes et signe tout document ou ecrit que la Banque pourra raisonnablement requerir dans le but de donner plein effet aux dispositions des presentes;

-- toutes les suretes devront avoir ete dument publiees selon le rang ci-dessus mentionne, toute autre formalite requise devra avoir ete accomplie, le cas echeant, et aucun evenement que la Banque juge defavorable ne devra etre survenu dans la nature du risque;

-- l'Emprunteur devra avoir remis a la Banque tous les documents requis relatifs au Projet, incluant sans limitation, une confirmation de toute subvention, des copies de tout contrat, acte de vente et/ou offre d'achat dument signee, convention, soumission ou acte relatif au Projet une preuve satisfaisante a la Banque des mises de fonds requises;

-- l'Emprunteur devra avoir remis a la Banque tout autre document, certificat et opinion que celle-ci pourra raisonnablement requerir, incluant, sans limitation, tout document constitutif relatif a l'Emprunteur et la caution, et tout document et opinion relatifs aux biens hypotheques, le cas echeant;

    et sans restreindre la generalite de ce qui precede:

-- l'Emprunteur devra fournir le questionnaire environnemental a l'entiere satisfaction de la Banque;

-- l'Emprunteur devra presente a la Banque un rapport d'evaluation agree par nos evaluateurs confirmant la valeur marchande (minimum de $6,800,000) comprenant batisse et amenagement;

-- l'Emprunteur devra fournir a la Banque le certificat de localisation a l'entiere satisfaction de la Banque apres l'accomplissement des travaux;


ENGAGEMENTS D'EXECUTION

Pendant toute la duree du present financement, l'Emprunteur:

--  utilisera le produit du financement aux fins prevues aux presentes:

--  exploitera son entreprise de facon diligente et continue;

-- tiendra des livres de comptes adequats et autres registres comptables conformes aux principes comptables generalement reconnus;

-- fournira a la Banque, en double exemplaires, ses etats financiers annuels consolides verifies dans un delai de 90 jours de la fin de son exercice financier;

-- fournira a la Banque, en double exemplaires, ses etats financiers interimaires consolides et detailles, sur une base mensuelle, au plus tard le 20 du mois suivant;

-- donnera en tout temps aux representants designes par la Banque le droit de visite et d'acces a ses etablissements et le droit d'examiner ses livres de comptes et autres registres et d'en prendre des extraits ou d'en faire des copies;

-- maintiendra, en tout temps, sur ses biens, une couverture d'assurance pour pertes ou dommages attribuables au feu et a tout autre risque contre lequel des entreprises de meme nature et d'importance comparable s'assurent generalement;

-- paiera ponctuellement toute taxe, cotisation, prelevement, impot ou autre redevance dont le paiement est garanti par priorite ou hypotheque legale, sans subrogation ni consolidation;

-- fournira a la Banque annuellement copie du(des) compte(s) de taxes demontrant la(les) preuve(s) d'acquittement relatif a l'immeuble finance.

-- fournira a la Banque tout autre document que celle-ci pourra raisonnablement requerir;

-- transigera la totalite ou la plus grande partie de ses affaires bancaires avec la Banque.

ENGAGEMENTS RESTRICTIFS

L'Emprunteur s'engage a ne pas executer, sans le consentement ecrit prealable de la Banque, les operations ou transactions suivantes:

--  modifier substantiellement la nature de ses operations ou affaires;

-- permettre que soit modifie le controle de son entreprise lequel est presentement, directement ou indirectement, detenu par Gexfo Investissements Technologiques Inc, Lamonde Holding et Lamonde in Trust;

-- se fusionner avec une autre entreprise ou entreprendre des procedures pour sa dissolution ou liquidation corporative;

--  creer ou permettre l'existence de suretes sur ses biens presents et futurs;

-- consentir des avances a ses dirigeants, administrateurs, actionnaires ou personnes liees autrement que dans le cours normal de ses affaires;

-- consentir une aide financiere, un investissement, un cautionnement ou une garantie pour le compte d'un tiers;

-- declarer ou verser des dividendes sur ses actions; (autres que ceux figurant aux projections)

--  acheter ou racheter ses actions ou autrement reduire son capital.

ENGAGEMENTS ENVIRONNEMENTAUX

L'Emprunteur respectera les exigences de toutes les dispositions legislatives et reglementaires visant la protection de l'environnement (les "exigences environnementales") et devra constamment detenir les autorisations, permis et certificats requis par ces dispositions.

L'Emprunteur avisera immediatement la Banque en cas d'emission, de deversement ou de decouverte de tout contaminant relativement a ses biens, ses activites ou ceux de toute propriete voisine. Il devra de plus transmettre a la Banque sans delai, tout avis, ordonnance ou amende qu'il pourrait recevoir ou etre condammne a payer relativement aux exigences environnementales se rapportant a son entreprise ou ses biens.

Sur demande de la Banque et aux conditions etablies par cette derniere, l'Emprunteur doit, a ses frais, fournir toute information et document que la Banque pourra exiger quant a sa situation environnementale, incluant toute etude ou tout rapport prepare par une firme acceptable a la Banque. Advenant le cas ou ces etudes ou rapports revelaient un non-respect des exigences environnementales, l'Emprunteur devra proceder aux travaux necessaires pour rendre son entreprise et ses biens conformes, dans un delai acceptable a la Banque.

L'Emprunteur s'engage a indemniser la Banque pour tout dommage que celle-ci pourrait subir ou toute responsabilite qu'elle pourrait encourir en raison du non-respect des exigences environnementales.

Les dispositions, engagements et indemnisations prevus au present article continueront d'avoir plein effet nonobstant la radiation des suretes et/ou le remboursement complet et final de toute somme due par l'Emprunteur a la Banque.

DEFAUT

CAS DE DEFAUT

La survenance d'un ou de plusieurs des evenements ci-dessous enumeres constitue un cas de defaut en vertu des presentes:

-- si l'Emprunteur est en defaut d'effectuer un versement de capital ou de payer tous interets, frais et accessoires ou toute autre somme payable en vertu des presentes ou des documents de surete, sur demande ou lorsque du et exigible;

-- si l'Emprunteur fait defaut d'accomplir toute autre de ses obligations en vertu des presentes, des documents de surete ou de tout autre document y afferent;

-- si l'Emprunteur ou l'une ou l'autre des cautions, le cas echeant, pour quelque raison que ce soit, cesse d'exploiter tout ou une partie importante de son entreprise, change la nature de ses operations ou affaires, modifie le Projet sans l'autorisation prealable ecrite de la Banque ou si un evenement defavorable important survient dans leur situation financiere;

-- si l'Emprunteur et/ou l'une ou l'autre des cautions, la cas echeant, devient insolvable, en faillite ou en liquidation, fait cession de ses biens pour le benefice de ses creanciers, depose une proposition concordataire ou un avis d'intention de deposer telle proposition ou si un evenement defavorable important survient dans la situation financiere ou les operations de l'Emprunteur;

-- s'il y a depot par l'Emprunteur et/ou l'une ou l'autre des cautions, le cas echeant, ou un tiers de toute procedure ayant trait a l'Emprunteur ou l'une ou l'autre des cautions ou leurs operations, relativement a toute dissolution, liquidation, reorganisation, composition, arrangement ou rajustement de dettes;

-- si les biens de l'Emprunteur et/ou de l'une ou l'autre des cautions, le cas echeant, ou une partie importante de ceux-ci, selon l'opinion de la Banque, font l'objet d'une prise de possession par un creancier, syndic, sequestre, liquidateur ou fiduciaire ou font l'objet d'un preavis d'exercise d'un droit hypothecaire, d'un avis de retrait de perception des creances ou sont saisis;

-- si l'Emprunteur et/ou l'une ou l'autre des cautions est, le cas echeant, en defaut, aux termes de toute autre entente, contrat ou ecrit avec la Banque ou avec une autre banque ou institution financiere ou tout autre creancier detenant des droits sur les biens de l'Emprunteur et/ou de l'une ou l'autre des cautions, le cas echeant;

-- si quelque representation ou garantie faite par l'Emprunteur et/ou l'une ou l'autre des cautions, le cas echeant, aux presentes, dans un document de surete ou tout autre document remis a la Banque pour les fins de la presente offre de financement s'avere incorrecte, erronee ou inexacte;

-- si toute caution, actuelle ou future, avise la Banque qu'elle met fin, diminue ou autrement modifie ou ne respecte pas ses obligations en vertu des presentes, des documents de surete ou de tout autre document y relatif.

DROITS ET RECOURS DE LA BANQUE EN CAS DE DEFAUT

Sous reserve de ses autres droits et recours, advenant un cas de defaut:

-- la Banque pourra reclamer de l'Emprunteur et/ou de l'une ou l'autre des cautions, le cas echeant, sans autre avis ni mise en demeure, en plus du capital, des interests, frais et accessoires, tous les frais encourus par la Banque pour le recouvrement et la protection de sa creance, et l'execution de toute autre obligation de l'Emprunteur et/ou de l'une ou l'autre des cautions;

-- toute somme percue ou recue par la Banque, incluant le solde de tout produit de realisation des suretes, pourra etre retenue par la Banque et pourra, au gre de la Banque, etre imputee a l'egard de toute partie de la dette de l'Emprunteur envers la Banque.

    Les dispositions precedentes trouveront application nonobstant le fait que l'un ou l'autre des porteurs ou beneficiaires de lettres de credit, lettres de garantie ou d'acceptations de banque n'ait pas demande paiement en tout ou en partie ou ait demande paiement partiel seulement a la Banque.

FRAIS ET HONORAIRES

Des frais d'etude de dossiers et/ou d'engagement de $6,000.00 sont payables au moment de l'acceptation de la presente offre de financement. Ces frais ne sont pas remboursables.

Tous les honoraires et frais juridiques pour la preparation et la publication des documents de surete et de toute autre documentation y afferente sont a la charge de l'Emprunteur, que le financement soit complete ou non.

DISPOSITIONS DIVERSES

DEFINITIONS

Aux fins des presentes, les termes et expressions ci-apres enumeres doivent etre definis comme suit:

-- "TAUX DE BASE CANADIEN": signifie le taux d'interet annuel variable que la Banque annonce publiquement de temps a autre et a partir duquel elle determine les taux d'interet applicables aux prets commerciaux en dollars canadiens consentis par la Banque au Canada.

-- "TAUX OFFERT": signifie le taux d'interet annuel determine de temps a autre par la Banque pour la periode choisie par l'Emprunteur, comme etant le taux d'interet fixe applicable aux prets a terme commerciaux a taux fixe consentis par la Banque, au Canada, pour une periode identique.

TERMES COMPTABLES

Chaque terme comptable utilise dans la presente offre a la signification qui lui est donnee conformement aux principes comptables generalement reconnus par l'Institut canadien des comptables agrees.

DEBIT DU COMPTE

L'Emprunteur autorise irrevocablement la Banque a debiter de temps a autre ou periodiquement tout compte bancaire qu'il maintient a la Banque de facon a acquitter en tout ou en partie les sommes qu'il peut devoir a la Banque en vertu des presentes.

REGISTRES

La Banque tiendra des registres ou donnees informatisees faisant etat des transactions effectuees en vertu des presentes. Ces registres ou donnees informatisees seront presumes refleter ces transactions et constitueront une preuve concluante de la dette due a la Banque.

CESSION

Aucun droit ou obligation de l'Emprunteur en vertu des presentes ni aucun montant du credit ne peut etre transfere ou cede par l'Emprunteur. Toute cession ou transfert fait a l'encontre de cette exigence sera nul en autant que la Banque est concernee et rendra toute avance, a l'option de la Banque, due et exigible et degagera la Banque de toute obligation de faire quelque versement ou avance ulterieur.

CALCUL DE L'INTERET ET DES ARRERAGES

Sauf si autrement prevu aux presentes, tout interet sur des sommes dues est calcule quotidiennement et non a l'avance sur la base d'une annee de 365 jours.

Pour les fins de la Loi sur l'interet (Canada), dans le cas d'une annee bissextile, le taux d'interet annuel auquel l'interet calcule sur la base de 365 jours est equivalent et egal aux taux d'interet ainsi calcule multiple par 366 et divise par 365.

Toute somme qui ne serait pas payee a echeance, de principal, d'interet, de commission, d'escompte ou de toute autre nature, portera interet au taux prevu aux presentes pour la portion non payee du pret etant entendu que le taux de l'interet ainsi payable sur arrerages ne pourra exceder le taux maximum prevu par la loi, le cas echeant.

L'interet sur arrerages sera compose mensuellement et payable sur demande.

JOUR NON OUVRABLE

Si la date prevue pour un versement de capital ou d'interet en vertu des presentes n'est pas un jour ouvrable, tel versement devra etre effectue le premier jour ouvrable suivant.

ENTENTE FINALE

Une fois acceptee et signee par l'Emprunteur, la presente offre de financement constituera l'entente finale entre les parties, sauf modifications ecrites ulterieures consenties par ces dernieres et remplacera toute entente verbale ou ecrite anterieure entre les parties relativement au financement decrit aux presentes.

Nonobstant ce qui precede, la presente offre de financement ne cree pas novation ni derogation aux droits, hypotheques et recours de la Banque aux termes des actes, billets et documents de surete requis aux termes des presentes et signes par l'Emprunteur ou la caution anterieurement aux presentes. L'Emprunteur reconnait et declare, par les presentes, que les hypotheques, droits et recours de la Banque en vertu desdits actes, billets et documents de surete n'ont pas ete modifies et qu'ils garantissent ses obligations aux termes des presentes.

AUTRES DOCUMENTS

L'Emprunteur et les cautions, le cas echeant, doivent accomplir tout acte et signer tout document juge necessaire ou utile par la Banque pour donner plein effet aux termes, conditions, engagements et suretes consentis ou a etre consentis en vertu des presentes.

SOLIDARITE

Si plusieurs personnes sont designees comme l'Emprunteur ou la caution, chacune d'elle est solidairement responsable des obligations stipulees aux presentes et dans les documents de surete.

ACCES A L'INFORMATION

L'Emprunteur autorise, par les presentes, tout agent de renseignements personnels, institution financiere, creancier, autorite fiscale, employeur ou toute autre personne, incluant tout organisme public, detenant des renseignements concernant l'Emprunteur ou ses biens, notamment des renseignements d'ordre financier ou relatifs a tout engagement ou cautionnement de l'Emprunteur, a fournir ces renseignements a la Banque, afin de verifier l'exactitude de toute information fournie ou qui sera fournie de temps a autre a la Banque et s'assurer en tout temps de la solvabilite de l'Emprunteur.

LOI APPLICABLE

La presente offre de financement devra etre regie et interpretee selon les lois de la province de Quebec.

DELAI D'ACCEPTATION DE L'OFFRE DE FINANCEMENT

L'offre de financement devra etre acceptee par l'Emprunteur au plus tard le
14 avril 2000 en signant et nous retournant la copie ci-jointe faute de quoi, la Banque se reserve le droit d'annuler ou de modifier la presente offre de financement, et ce, de facon unilaterale.

Nous vous remercions de l'opportunite que vous nous avez donnee d'etudier votre demande et soyez assure que nous serons toujours disponibles pour discuter de vos besoins additionnels ou pour vous fournir tout renseignement de nature a vous aider dans vos operations bancaires en general.

Veuillez agreer, Monsieur Lamonde, l'expression de nos sentiments les meilleurs.

BANQUE NATIONALE DU CANADA

/s/ Alain Gallichan                      /s/ Yves Lachance
-------------------------                ---------------------
    Alain Gallichan                          Yves Lachance
    Directeur de comptes senior              Directeur de comptes
    523-4742

ACCEPTATION

Nous declarons avoir pris connaissance de la presente offre de renouvellement et additionnelle datee du 28 mars 2000 et en acceptons les termes, modalites et conditions.

Signe a Vanier, province de Quebec, ce 3 avril 2000.

EXFO INGENIERIE ELECTRO-OPTIQUE INC


Par : ----------------------------       Par : ---------------------------------